Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

December 3, 2025

US Tiger Securities, Inc. (“US Tiger”)

437 Madison Ave., 27th Floor

New York, NY 10022

As the representative of the several Underwriters named in Schedule I hereto (the “Representative”)

Ladies and Gentlemen:

SMJ International Holdings Inc., a Cayman Islands exempted company limited by shares (the “Company”), proposes, subject to the terms and conditions in this agreement (the “Agreement”), to issue and sell to the several underwriters listed in Schedule I hereto (collectively, the “Underwriters”) an aggregate of 2,500,000 Class A Ordinary Shares of a par value $0.0002 per share (the “Class A Ordinary Shares”) of the Company (the “Firm Shares”). At the option of the Underwriters, the Company agrees, subject to the terms and conditions herein, to issue and sell to the Underwriters up to an aggregate of 375,000 additional Class A Ordinary Shares of the Company (the “Option Shares”). The respective number of Firm Shares to be purchased by each Underwriter is set forth opposite its name in Schedule I hereto. The Firm Shares and the Option Shares are herein referred to collectively as the “Shares,” and the offering of the Shares pursuant to the Agreement, the (“Offering”).

Definitions

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Applicable Time” means 4:00 pm New York State time on the date of this Agreement when the first time that sales of the Shares are made by the Underwriters.

“Bona Fide Electronic Road Show” means a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) that the Company has made available without restriction by “graphic means” (as defined in Rule 405 under the Securities Act) to any person.

“Business Day” means a day on which both (i) the NYSE American (as defined in Section 1(ddd)) is open for trading and (ii) banks in New York are open for business and not permitted by law or executive order to be closed.

“Commission” means the United States Securities and Exchange Commission.

“Emerging Growth Company” means an “emerging growth company” (as defined in Section 2(a) of the Securities Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Prospectus” means the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act).

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement, as originally filed or as part of any amendment or supplement thereto or filed with the Commission pursuant to Rule 424 under the Securities Act.

“Pricing Disclosure Package” means the Pricing Prospectus collectively with the documents and pricing information set forth in Schedule II hereto.

“Pricing Prospectus” means the Preliminary Prospectus included in the Registration Statement immediately prior to the Applicable Time.

“Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

“Registration Statement” means (a) the registration statement on Form F-1 (File No. 333-290077), including a prospectus, registering the offer and sale of the Shares by the Company under the Securities Act as amended at the time the Commission declared it effective, including each of the exhibits, financial statements and schedules thereto, (b) any Rule 430A Information, and (c) any Rule 462(b) Registration Statement.

“Rule 430A Information” means the information deemed, pursuant to Rule 430A under the Securities Act, to be part of the Registration Statement at the time the Commission declared the Registration Statement effective.

“Rule 462(b) Registration Statement” means an abbreviated registration statement to register the offer and sale of additional Class A Ordinary Shares pursuant to Rule 462(b) under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Written Communication” has the meaning set forth in Rule 405 under the Securities Act.

As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Pricing Prospectus,” “Pricing Disclosure Package,” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Company.

The Company hereby represents and warrants to, and agrees with, each Underwriter that:

(a) Registration Statement.

(i) The Company has prepared and filed the Registration Statement with the Commission under the Securities Act. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares have been initiated, are pending before or, threatened by the Commission. The Company has complied with each request, if any, from the Commission for additional information.

(ii) The Registration Statement, at the time it became effective and at all subsequent times until the expiration the Prospectus Delivery Period, did not contain, and any post-effective amendment thereto, as of the effective date of such amendment, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times until the expiration the Prospectus Delivery Period, complied and will comply with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(b) Pricing Disclosure Package. The Pricing Disclosure Package and any post-effective amendment thereto, as of the Applicable Time, did not, and as of the Closing Date (as defined below) and as of any Additional Closing Date (as defined below), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Final Prospectus.

(i) Each of the Final Prospectus and any amendments or supplements thereto, as of its date, as of the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter Information. For purpose of this Agreement, the “Underwriter Information” shall mean the written information with respect to the Underwriters furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the names the Underwriters disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(ii) Each of the Final Prospectus and any amendments or supplements thereto, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, complied and will comply with the Securities Act.

(d) Preliminary Prospectuses.

(i) Each Preliminary Prospectus, as of the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each Preliminary Prospectus, at the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, complied in all material respects with the Securities Act.

(e) Issuer Free Writing Prospectuses.

(i) Each Issuer Free Writing Prospectus, when considered together with the Registration Statement, Preliminary Prospectus or Pricing Disclosure Package, or delivered prior to the delivery of the Final Prospectus, did not, as of the date of such Issuer Free Writing Prospectus, and will not, as of the Closing Date and as of any Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company (A) complies or will comply with the Securities Act and the applicable rules and regulations of the Commission thereunder and (B) does not conflict and will not conflict with the information contained in the Registration Statement, Pricing Disclosure Package or Final Prospectus, including any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iii) The Company will file, with the Commission, if any, within the time period specified in Rule 433(d) under the Securities Act, any Free Writing Prospectus that is required to file pursuant to Rule 433(d) under the Securities Act. The Company has made available any Bona Fide Electronic Road Show used by it in compliance with Rule 433(d)(8)(ii) under the Securities Act such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) (“Road Show”) is required in connection with the offering of the Shares. Each Road Show, including each Bona Fide Electronic Road Show, when considered together with the Registration Statement, the Preliminary Prospectus or the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made as to the Underwriter Information.

(iv) Except for the Issuer Free Writing Prospectuses, if any, set forth in Schedule II hereto and electronic Road Shows, if any, each furnished to the Representative before first use, the Company has not prepared, used, authorized the use of, referred to or participated in the planning for use of, and will not, without the prior consent of the Representative, prepare, use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic Road Show.

(f) No Other Disclosure Materials. Other than the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, and each Issuer Free Writing Prospectus (if any), the Company (including its agents and representatives) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Shares.

(g) Ineligible Issuer and Foreign Private Issuer. The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer; and the Company is (A) a “foreign private issuer” within the meaning of Rule 405 under the Securities Act and (B) eligible to register the offer and sale of the Shares on Form F-1.

(h) EGC Status and Testing-the-Waters Communication.

(i) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ii) The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(iii) The Company has not distributed any Written Testing-the-Waters Communications other than those approved by the Representative with prior written consent. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the Closing Date and each Additional Closing Date in connection with the Offering when the Final Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communications, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Due Authorization.

(i) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(ii) The Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus, and the filing of the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(j) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations. To ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands or Singapore of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the Cayman Islands or Singapore or any other documents to be furnished hereunder, respectively.

(k) No Applicable Registration or Other Similar Rights. There are no persons with the right to require the Company to register any securities of the Company under the Securities Act or to include any securities in the Registration Statement or any other registration statement to be filed by the Company.

(l) No Material Adverse Change. Since the date of the most recent audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development or event that would result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, business, properties, management, general affairs, financial position, shareholder’s equity, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries (as defined below), considered as one entity, or adversely affect the performance by the Company of its obligations under this Agreement (a “Material Adverse Change”); (ii) there has been no change in the share capital (other than the issuance of Class A Ordinary Shares upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of share options, restricted share units or warrants described as outstanding, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or Material Adverse Change in the revenue, net current assets, net assets, short-term debt or long-term debt of the Company or any of its Subsidiaries, considered as one entity; (iii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent (whether or not in the ordinary course of business); nor entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries, considered as one entity; (iv) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its Subsidiaries on any class of share or share capital, or no repurchase or redemption by the Company or any of its Subsidiaries of any class of share or share capital; (v) neither the Company nor any of its Subsidiaries has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset; or (D) agreed to take any of the foregoing actions; and (vi) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(m) Organization and Good Standing of the Company and its Subsidiaries.

(i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (to the extent that good standing is recognized by such jurisdiction), and has all power and authority (corporate and other) necessary to own, lease or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. The currently effective memorandum and articles of association and any other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The amended and restated memorandum and articles of association of the Company effective as of the date hereof and as of the Closing Date, which was filed as Exhibit 3.1 to the Registration Statement (the “Company M&A”), comply with the requirements of applicable Cayman Islands laws and, immediately following closing on the Closing Date of the Shares offered and sold hereunder, is in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representative, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(ii) Each of the Company’s direct and indirect subsidiaries (as such term is defined in Rule 405 under the Securities Act) (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified in Exhibit 21.1 to the Registration Statement. The Company owns, directly or indirectly, all of the Company’s portion of shares or capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions, and all of the issued and outstanding shares or shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each of the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent that good standing is recognized by the jurisdiction of its incorporation), has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent that good standing is recognized by such jurisdiction). All of the currently effective constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(n) Capitalization.

(i) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. All of the outstanding Class A Ordinary Shares and Class B ordinary shares of a par value $0.0002 per share (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, collectively, the “Ordinary Shares”), of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Shares have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable. As of the date hereof, the Company has duly authorized and outstanding shares as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the headings “Capitalization” and “Description of Share Capital and Governing Documents” and as of the Closing Date, the Company shall have the duly authorized and outstanding capitalizations as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the headings “Capitalization” and “Description of Share Capital and Governing Documents.”

(ii) None of the outstanding Ordinary Shares or any other equity interest of the Company or the Subsidiaries was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or the Subsidiaries. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to acquire, or instruments convertible into or exchangeable or exercisable for, or any obligation of the Company to issue, any Ordinary Shares or other equity interest in, the Company or any of its Subsidiaries. All of the outstanding shares of stock of, or other equity interest in, each of the Company’s Subsidiaries (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or restriction on voting or transfer (collectively, “Liens”). There are no restrictions on the transfer of the Ordinary Shares under the laws of the Cayman Islands or the United States, aside from those restrictions which are contained in the Company M&A and described in the Registration Statement, and other than with respect to the Ordinary Shares that are “restricted securities” as defined under Rule 144 of the Securities Act and Ordinary Shares that are subject to the Lock-Up Agreement (as defined below).

(iii) No holder of any Ordinary Shares after the consummation of the transactions contemplated by this Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Ordinary Shares; and there are no limitations on the rights of holders of the Ordinary Shares to hold or transfer their securities;

(o) No Violation or Default. Neither the Company nor any of its Subsidiaries is: (i) in breach or violation of its business license, memorandum and articles of associations or similar constitutional or organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject; or (iii) in breach or violation of any laws, statutes, rules, regulations, judgments, orders, decrees or writs, guidelines or notices of any court, arbitrator, governmental or regulatory authority, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries, or any of their respective properties, operations or assets (each a “Governmental Entity”) (including, but not limited to, any applicable laws or regulations concerning the dissemination of information over the Internet and user privacy protection), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Change.

(p) No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the Company, (ii) the issuance, sale and delivery of the Shares, (iii) the application of the proceeds of the Offering as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (iv) the consummation of the transactions contemplated herein will: (A) result in any breach or violation of the terms or provisions of the memorandum and articles of association or similar constitutional or organizational documents of the Company or any of its Subsidiaries; (B) conflict with, result in a breach or violation of any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any Lien upon any property, right or asset of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other agreement, obligation, condition, covenant, or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject; or (C) result in the breach or violation of any law, statute, judgment, order, rule, decree or writ, regulation, guideline or notice of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, rights or assets, except, in the case of clauses (B) and (C) above, for any such conflict, breach, violation, default, and Liens that would not, individually or in the aggregate, have a Material Adverse Change.

(q) No Consents Required. No consent, approval, authorization, order, filing, registration, license or qualification of or with any Governmental Entity is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the issuance, sale and delivery of the Shares; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as (A) have already been obtained or made or will have been obtained or made by the effective date of the Registration Statement and are or will on such effective date be in full force and effect, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (B) may be required by FINRA, and (C) may be required under applicable state securities laws in connection with the offer, sale, purchase, distribution and resale of the Shares by the Underwriters.

(r) Independent Accountants. Assentsure PAC, located at 180B Bencoolen St, #03-01 The Bencoolen, Singapore 189648, which expressed its unqualified opinion with respect to the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board (the “PCAOB”) and as required by the Securities Act.

(s) Financial Statements and Other Financial Data. The financial statements, together with the related notes and schedules, included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the related rules and regulations adopted by the Commission and present fairly the consolidated financial position of the Company and the Subsidiaries as of and at the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity (deficit) of the Company for the periods specified. Such financial statements, notes and schedules have been prepared in conformity with the United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The historical financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Capitalization” “Summary Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to the extent such historical financial data are extracted or derived from the consolidated financial statements and the related schedules and notes thereto have been duly extracted or derived from the consolidated financial statements and present fairly the information set forth therein on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus under the Securities Act. The other financial data contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. All disclosures included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(t) Critical Accounting Policies. The sections entitled “Summary Financial Information” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with the notes to consolidated financial statements for the financial years ended March 31, 2025 and 2024, in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries, if any. There are no outstanding guarantees or other contingent obligations of the Company or its Subsidiaries that could be expected to, individually or in the aggregate, have a Material Adverse Change. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regards to such disclosure.

(u) Statistical and Market-Related Data. The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are based on or derived from sources that the Company in good faith believes to be accurate and reliable, and such data agree with the sources from which they are derived, and the use and inclusion of such data in the Registration Statement, the Pricing Disclosure and the Final Prospectus is permissible and does not require any consent from any party.

(v) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(w) Legal Proceedings. (i) There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending, threatened or contemplated by the Governmental Entity to which the Company, any of its Subsidiaries, any officer or director of the Company or the Subsidiaries, is or may be a party or to which any property, right or asset of the Company or any of its Subsidiaries is or may be the subject, except such that would not individually or in the aggregate result in a Material Adverse Change; (ii) there are no such Actions that are required to be described in the Registration Statement or the Pricing Disclosure Package or the Final Prospectus and are not so described; and there are no contracts, agreements, or other documents that are required to be described in the Registration Statement or the Pricing Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, except such that would not individually or in the aggregate result in a Material Adverse Change; and (iii) the Company’s directors and executive officers are not a party to any such Action(s) that (A) would result in such director or officer to be unsuitable for his or her position on the board or in the Company, as the case may be, (B) would individually or in the aggregate constitute a Material Adverse Change, or (C) are required to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus but are not so described.

(x) Labor Disputes. No labor disturbance by or dispute with the employees or third-party contractors of the Company or any of its Subsidiaries exists or is threatened or contemplated; and the Company is not aware of any existing, threatened or contemplated labor disturbance by the employees of any of the principal customers and suppliers. The Company and its Subsidiaries are and have been in all times in compliance with all applicable labor laws and regulations, and no governmental investigation or proceedings with respect to labor law compliance exists or is imminent.

(y) Intellectual Property Rights.

(i) The Company and its Subsidiaries own, possess, and have the full right to use all patents, patent applications, trademarks, service marks, trade names, trademark and service mark applications, domain names and other source indicators, copyrights and copyrightable works, technology and know-how, trade secrets, inventions, licenses, approvals, proprietary or confidential information and all other intellectual property and related proprietary rights, interests and protection, including registration and applications for registration thereof (collectively, the “Intellectual Property Rights”) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus necessary to conduct their respective businesses in all applicable jurisdictions, or can acquire sufficient Intellectual Property Rights on reasonable terms necessary or material to conduct their respective businesses in all applicable jurisdictions.

(ii) (A) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (B) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries (and neither the Company nor any of its Subsidiaries is otherwise aware of any such infringement, misappropriation, breach, default or other violation), except for such infringement, misappropriation or other conflict as, if the subject of an unfavorable decision, would not have a Material Adverse Change; (C) there are no pending or threatened Actions by others challenging the Company’s or the Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such Actions; (D) there are no pending or threatened Actions by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such Actions; (E) there are no pending or threatened Actions by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such Actions; and (F) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries in violation of the rights of any persons.

(z) Licenses and Permits.

(i) The Company and its Subsidiaries possess all valid and current certificates, authorizations, approvals, licenses, permits, consents, and declarations (collectively, the “Authorizations”) issued by, and have made all declarations, amendments, supplements, reports and filings with, the appropriate local, provincial or state, national or federal or foreign regulatory agencies or bodies having jurisdiction over the Company and each of its Subsidiaries and their respective assets, rights and properties that are necessary or material to own, lease and operate their respective properties and to conduct their respective businesses as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus;

(ii) all such Authorizations are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, and the Company and its Subsidiaries are in compliance with the terms and conditions of all such Authorizations; and

(iii) neither the Company nor any of its Subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such Authorization or has any reason to believe that any such Authorization will not be renewed in the ordinary course, and none of the Authorization is required for the Company and its Subsidiaries with respect to the Offering and the transactions contemplated hereby.

(aa) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property and personal property owned by them, free and clear of all Liens, defects and imperfections of title; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, except such Liens, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries.

(bb) Taxes. The Company and each of its Subsidiaries have filed all national or federal, provincial or state, local and foreign tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes required to be paid thereon, except where the failure to make such payment or filing will not have Material Adverse Change, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries by any tax authorities (nor does the Company nor any of its Subsidiaries has any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries by any tax authorities). The charges, accruals and reserves on the books of the Company in respect of any income and other tax liability are adequate to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such consolidated financial statements. Any unpaid income and other tax liability of the Company for any years not finally determined have been accrued on the Company’s consolidated financial statements in accordance with U.S. GAAP. All local and national governmental tax, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the Cayman Islands and/or Singapore.

(cc) No Stamp or Transaction Taxes. No transaction, stamp, documentary, registration, issuance, transfer, or other similar taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of Singapore, the United States or the Cayman Islands or any political subdivision or taxing authority thereof in connection with:

(i) the creation, allotment, and issuance of the Shares by the Company,

(ii) the sale, transfer or delivery by the Company of the Shares to or for the respective accounts of the several Underwriters,

(iii) the purchase from the Company and the sale, transfer or delivery by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated by this Agreement, or

(iv) the execution and delivery of and performance under this Agreement.

(dd) Passive Foreign Investment Company. The Company was not a passive foreign investment company (“PFIC,” as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, the “Code”) for its most recent taxable year, and the Company does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(ee) Investment Company Act. Neither the Company nor any of its Subsidiaries is, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus will be, required to register as an “investment company” (as defined in the Investment Company Act).

(ff) Insurance. The Company and the Subsidiaries carry or are entitled to the benefits of insurance with institutions believed to be recognized, financially sound and reputable, with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for its respective business including, but not limited to, policies covering real and personal property owned or leased by the Company or the Subsidiaries against theft, damage, destruction and acts of vandalism. All such insurances are in full force. Each of the Company and the Subsidiaries reasonably believes that it will be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. The Company and the Subsidiaries have not been denied any insurance coverage which it has sought or for which it has applied. The Company may procure D&O insurance in a manner consistent with the Company’s business and industry standards.

(gg) No Stabilization or Manipulation. None of the Company, its Subsidiaries, or any of their directors, officers, Affiliates, controlling persons or any person acting on its or any of their behalf (other than the Underwriters, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company.

(hh) No Sale, Issuance and Distribution of Shares. Except as described in the Registration Statement, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ii) Compliance with the Sarbanes-Oxley Act. The Company and its Subsidiaries, officers and directors, in their capacities as such, are and have been in compliance with the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including but not limited to, Section 402 related to loans and Section 302 and Section 906 related to certifications and all applicable rules of the NYSE American, to the extent that such compliance is required prior to the effectiveness of the Registration Statement.

(jj) Internal Controls. The Company and its Subsidiaries maintain a system of internal controls, including but not limited to, disclosure controls and procedures, “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act), an internal audit function and legal and regulatory compliance controls (collectively, the “Internal Controls”) that comply with all the applicable laws and regulations, including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of the NYSE American, are designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the Registration Statement, Company is not aware of any other deficiency or material weaknesses in its Internal Controls. The Internal Controls upon the effectiveness of the Registration Statement will be overseen by the audit committee of the board of directors of the Company (the “Audit Committee”) in accordance with the rules of the NYSE American. Since the date of the most recent balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) the Company’s auditors and the Audit Committee of the Company have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of the Internal Controls of the Company and its Subsidiaries; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the Internal Controls of the Company or its Subsidiaries; and (ii) there have been no significant changes in the Internal Controls of the Company or its Subsidiaries or in other factors that could adversely affect such Internal Controls. Each of the deficiency, material weakness and other adverse events of the Internal Controls as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus has been duly and completely corrected and rectified. Each of the Company’s independent directors meets the criterial for “independence” under the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of the NYSE American.

(kk) Disclosure Controls and Procedures. The Company and its Subsidiaries have established and maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to comply and complies with the requirements of the Exchange Act and that have been designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures from time to time as required by Rule 13a-15(e) of the Exchange Act.

(ll) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm) Related Party Transactions. Except as otherwise disclosed in the Registration Statement, no relationship or transaction, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and their respective directors, officers, shareholders, sponsors, other Affiliates, customers or suppliers, or affiliates or family members of the foregoing persons, on the other hand.

(nn) Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries nor any director, officer, nor any agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, or taken any action in furtherance of, an offer, payment, promise to pay or authorization or approval of any direct or indirect unlawful payment, giving of money, property, gifts, benefit or anything else of value to any foreign or domestic government or regulatory official (including any officer or employee of a government or a government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) made, offered, agreed, requested or take an act in furtherance of any unlawful payment, including without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or taken any action, directly or indirectly, that would result in a violation by such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, statute or regulation. The Company and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws, and have instituted and maintained and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws as well as the representations and warranties contained herein.

(oo) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), any other applicable anti-money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries and conduct business or their respective properties, rights and assets are subject to, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

(pp) Compliance with OFAC. Neither the Company nor any of its Subsidiaries nor any director, officer, nor any agent, employee, affiliate or representative of the Company or any of its Subsidiaries, is or undertakes any business with an individual or entity (an “OFAC Person”) or is owned or controlled by an OFAC Person, (i) that is the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss State Secretariat for Economic Affairs or the Swiss Directorate of International Law, the Monetary Authority of Hong Kong or other relevant sanctions authority (collectively, “Sanctions”), and (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions, including, without limitation, Russia, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company and its Subsidiaries and their respective directors and officers, employees, agents, affiliates or representative will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Person (iii) to fund or facilitate any activities of or business with any OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (iv) to fund or facilitate any activities or business in any Sanctioned Country or (v) in any other manner that will result in a violation by any OFAC Person (including any OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since their respective inception, the Company and its Subsidiaries have not engaged in and are not now engaged in any dealings or transactions with any OFAC Person that at the time of the dealing or transaction is or was, or whose government is or was, the subject or the target of Sanctions or with any Sanctioned Country.

(qq) Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all applicable national, provincial, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of United States and/or Singapore) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (the “Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except where the failure of any of the foregoing will not have a Material Adverse Change.

(rr) Cybersecurity; Data Protection. The Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data or any such data that may constitute trade secrets, important data and working secrets of any governmental authority or any other data that would otherwise be detrimental to national security, public interest or lawful rights and interests of relevant individuals or organizations pursuant to the applicable laws (“Personal and Confidential Data”)) used in connection with their businesses, and/or the offering of the Shares, and there have been no, and the Company and the Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, breaches, violations, outages, destruction, loss, leakage, misappropriation, modification or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal and Confidential Data (“Data Security Obligations”) and to the protection of such IT Systems and Personal and Confidential Data from unauthorized use, access, misappropriation or modification. The Company and its Subsidiaries have not received any notification of or complaint regarding and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligations, and there have been no action, suit or proceeding by or before any court or government agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

(ss) Rated Securities. Neither the Company nor any of the Subsidiaries has any outstanding securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(tt) Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, that are not described and filed as required.

(uu) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the Offering and sale of the Shares other than the Preliminary Prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Pricing Disclosure Package and the Final Prospectus and any Issuer Free Writing Prospectus to which the Representative has consented.

(vv) No Registration Rights. There are no contracts, agreements or understandings between the Company or any of its Subsidiaries, on the one hand, and any person, on the other hand, granting such person any rights to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its Subsidiaries owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being or to be registered pursuant to any registration statement files or to be filed by the Company or any of its Subsidiaries under the Securities Act, and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Company Lock-Up Period referred to in Section 3(l) hereof. Each of the individuals and entities listed on Schedule III has furnished to the Representative on or prior to the date hereof such Lock-up Agreement (as defined below) relating to sales and certain other dispositions of the Ordinary Shares or certain other securities, in the form of Exhibit A hereto.

(ww) Disclosure; Accurate Summaries. The statements set forth in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Prospectus Summary,” “the Offering,” “Summary Financial Information,” “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Use of Proceeds,” “Dividend Policy,” “Capitalization,” “Dilution,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Corporate Structure and History,” “Business,” “Regulations,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital and Governing Documents,” “Shares Eligible for Future Sale,” “Taxation,” “Underwriting,” “Expenses of the Offering” and “Enforcement of Civil Liabilities,” insofar as they purport to summarize legal matters, agreements, documents or proceedings referred to therein, are accurate, complete and fair summaries of such laws, agreements, documents or proceedings. The authorized and issued shares (including the Shares) conforms to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(xx) Merger or Consolidation. Neither the Company nor any of its Subsidiaries is a party to any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and which is not so described.

(yy) Termination of Contracts. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any material contract or agreement referred to or described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or by any other party to any such contract or agreement.

(zz) Ownership Structure. The description of the corporate structure of the Company, as set forth in the Pricing Disclosure Package, the Registration Statement and the Final Prospectus under the captions “Our Corporate Structure and History” and “Related Party Transactions” is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Pricing Disclosure Package, Registration Statement and the Final Prospectus.

(aaa) Payments of Dividends. None of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from paying any dividends or making any other distribution on their respective shares or share capital or similar ownership interest, from making or repaying any loans or advances to the Company or any of its Subsidiaries, or from transferring any of their respective properties or assets to the Company or any Subsidiaries. All dividends and other distributions declared and payable upon the shares of the Company or any of its Subsidiaries may be converted into United States dollars that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any Governmental Entity in such entity’s jurisdiction of incorporation or tax residence, and are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Entity.

(bbb) No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to, or subject to, any contract, agreement or understanding (other than this Agreement) with any person that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offer and sale of the Shares; there are no any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries or any of their respective officers, directors, shareholders, partners, employees, affiliates, agents or representative that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(ccc) No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries or any of their respective officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180 days immediately preceding the date that the Registration Statement was initially filed with the Commission.

(ddd) Listing on NYSE American. The Class A Ordinary Shares have been approved for listing on the NYSE American LLC (“NYSE American”), subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Class A Ordinary Shares on NYSE American nor has the Company received any notification that NYSE American is contemplating revoking or withdrawing approval for listing of the Class A Ordinary Shares.

(eee) Immunity; Choice of Law; Enforceability.

(i) None of the Company, the Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Singapore, or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Singapore, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(ii) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and Singapore will be honored by courts in the Cayman Islands and Singapore. The Company has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each Specified Court (as defined in Section 16 of this Agreement) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any Preliminary Prospectus, the Pricing Disclosure Package, the Final Prospectus, the Registration Statement, or the offering of the Shares in any Specified Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof.

(iii) Any final judgment for a fixed or readily calculable sum of money rendered by a Specified Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and Singapore. The Company is not aware of any reason why the enforcement in the Cayman Islands and Singapore, of such a Specified Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands and Singapore.

(fff) Representation of Officers. Any certificate signed by the Chief Executive Officer, the Chief Financial Officer, or any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

(ggg) Scheme or Arrangement with Shareholders. Neither the Company nor any of its affiliate is a party to any scheme or arrangement through which shareholders or potential shareholders are being loaned, given or otherwise having money made available for the purchase of shares whether before, in or after the Offering. Neither the Company nor any of its affiliates is aware of any such scheme or arrangement, regardless of whether it is a party to a formal agreement.

(hhh) The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(iii) The indemnification and contribution provisions set forth in Section 6 and Section 7 hereof do not contravene Cayman Islands and Singapore law or public policy.

(jjj) A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

(kkk) Equity Incentive Awards. Any equity incentive awards granted by the Company under any equity incentive plan of the Company were granted (i) in accordance with the terms of such plan and (ii) any option was granted with an exercise price at least equal to the fair market value of the ordinary shares on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s equity incentive plan has been backdated.

2. Purchase; Payment.

(a) Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants herein and subject to the conditions herein,

(i) The Company agrees to issue and sell the Firm Shares to the several Underwriters; and

(ii) The Underwriters agree, severally and not jointly, to subscribe for and purchase from the Company the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Shares.

(iii) The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be US$3.720 per share (the “Purchase Price”).

(iv) Payment for the Firm Shares shall be made, against delivery of the Firm Shares to be purchased with any transfer taxes, stamp duties and other similar taxes payable in connection with the sale of the Firm Shares duly paid by the Company, by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative at least two (2) Business Days in advance of such payment at the office of Winston & Strawn LLP at 800 Capitol St., STE 2400, Houston, TX 77002 or remotely, on December 5, 2025 or at such other place on the same or such other date and time, as shall be designated in writing by the Representative (the “Closing Date”). Delivery of the Firm Shares shall be made through the facilities of the Depository Trust Company (“DTC”), unless the Representative shall otherwise instruct.

(b) Over-Allotment Option. On the basis of the representations, warranties and covenants herein and subject to the conditions herein,

(i) the Company hereby agrees to issue and sell to US Tiger the Option Shares, and US Tiger shall have the option to subscribe for and purchase, in whole or in part, the Option Shares from the Company (the “Over-Allotment Option”), in each case, at a price per share equal to the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Over-Allotment Option Purchase Price”);

(ii) the parties agree that US Tiger may only exercise the Over-Allotment Option on behalf of the Underwriters for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

(iii) US Tiger may exercise the Over-Allotment Option on behalf of the Underwriters at any time in whole, or from time to time in part, no later than forty-five (45) days after the pricing of the Offering (the “Pricing Date”), by giving written notice to the Company (the “Over-Allotment Exercise Notice”). Each exercise date may not be later than ten (10) Business Days after the date of such notice. The Representative may cancel any exercise of the Over-Allotment Option at any time prior to the Closing Date or the applicable Additional Closing Date, as the case may be, by giving written notice of such cancellation to the Company.

(iv) The Over-Allotment Exercise Notice shall set forth:

(A) the aggregate number of Option Shares as to which the Over-Allotment Option is being exercised;

(B) the Over-Allotment Option Purchase Price;

(C) the names and denominations in which the Option Shares are to be registered; and

(D) the applicable Additional Closing Date.

(v) Payment for the Option Shares shall be made, against delivery of the Option Shares to be purchased, by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative at least two (2) Business Days in advance of such payment at the office of Winston & Strawn LLP at 800 Capitol St., STE 2400, Houston, TX 77002 or remotely on the date specified in the corresponding Over-Allotment Exercise Notice, or at such other place on the same or such other date and time, as shall be designated in writing by the Representative (an “Additional Closing Date”). Delivery of the Option Shares shall be made through the facilities of DTC, unless the Representative shall otherwise instruct.

(c) Public Offering. The Company understands that the Underwriters intend to make a public offering of their respective portion of the Shares as soon after the effectiveness of the Registration Statement and this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Shares to or through any Affiliate of an Underwriter. The Company is further advised by the Representative that the Shares are to be offered to the public initially at US$4.00 per Share (the “Public Offering Price”). The Company shall effect and maintain the listing of the Shares on the NYSE American for at least three (3) years from the date of this Agreement, unless such listing is terminated as a result of a transaction approved by the holders of a majority of the voting securities of the Company.

3. Covenants of the Company. The Company, in addition to its other agreements and obligations hereunder, hereby covenants and agrees with each Underwriter as follows:

(a) Filings with the Commission. The Company will:

(i) prepare and file the Final Prospectus (in a form approved by the Representative and containing the Rule 430A Information) with the Commission in accordance with and within the time periods specified by Rules 424(b) and 430A under the Securities Act;

(ii) file any Issuer Free Writing Prospectus with the Commission to the extent required by Rule 433 under the Securities Act; and

(iii) file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(b) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing:

(i) when the Registration Statement has become effective;

(ii) when the Final Prospectus has been filed with the Commission;

(iii) when any amendment to the Registration Statement has been filed or becomes effective;

(iv) when any Rule 462(b) Registration Statement has been filed with the Commission;

(v) when any supplement to the Final Prospectus, any Issuer Free Writing Prospectus, or any amendment to the Final Prospectus has been filed with the Commission or distributed;

(vi) of (A) any request by the Commission for any amendment or supplement to the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, (B) the receipt of any comments from the Commission relating to the Registration Statement or (C) any other request by the Commission for any additional information;

(vii) of (A) the issuance by any Governmental Entity (including the Commission) of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or (B) the initiation or threatening of any proceeding for that purpose or (C) the notice of proceedings pursuant to Section 8A of the Securities Act against the Company or related to this Offering;

(viii) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which, the Final Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing when the Final Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading;

(ix) of the issuance by any Governmental Entity or any order preventing of suspending the use of any of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the initiation or threatening for that purpose; and

(x) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) Orders and Notices. The Company shall prevent the issuance of any order or notice described in Sections 3(b)(vii) or 3(b) (x); and, if any such order or notice is issued, shall use its best efforts to obtain the lifting or removal of such order or notice as soon as possible.

(d) Ongoing Compliance.

(i) If during the Prospectus Delivery Period:

(A) any event or development shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Final Prospectus so as not to include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in light of the circumstances existing when the Final Prospectus is delivered (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) to a purchaser, be misleading; or

(B) if in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Final Prospectus so that the Final Prospectus as amended or supplemented will comply with applicable law; and

(ii) if at any time prior to the Closing Date or any Additional Closing Date, as the case may be:

(A) any event or development shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package so as to not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing when the Pricing Disclosure Package is delivered to a prospective purchaser, not misleading, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances existing when the Pricing Disclosure Package is delivered to a prospective purchaser, be misleading; or

(B) if any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, and such conflict or discrepancy is not updated and corrected in the Final Prospectus, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package so that the Pricing Disclosure Package as amended or supplemented will no longer conflict with the Registration Statement, or will comply with applicable law.

(iii) Following the consummation of the Offering, the Company shall use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Shares, if any; and obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(iv) The Company shall use its best efforts to rectify or cure any non-compliance, and implement and maintain content control and other measures in continuing compliance with laws and regulations of Singapore or other jurisdictions as applicable concerning information dissemination on the Internet and user privacy protection.

(e) Amendments, Supplements and Issuer Free Writing Prospectuses. Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (A) any Rule 462(b) Registration Statement or (B) any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, or (iii) distributing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, Rule 462(b) Registration Statement or other amendment or supplement thereto for review and will not use, authorize, approve, refer to, distribute or file any such Issuer Free Writing Prospectus or Rule 462(b) Registration Statement, or file or distribute any such proposed amendment or supplement thereto (A) to which the Representative reasonably objects in a timely manner and (B) which is not in compliance with the Securities Act. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act. The Company will file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any such supplements or amendments or prospectus as approved by the Representative required to be filed pursuant to such Rule; provided that, the Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, three signed copies of the Registration Statement as originally filed and each supplement and amendment thereto, in each case, including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each supplement and amendment thereto (without exhibits and consents) and (B) during the Prospectus Delivery Period, as many copies of the Pricing Disclosure Package and the Final Prospectus (including all amendments and supplements thereto or to the Registration Statement and each Issuer Free Writing Prospectus) as the Representative may reasonably request.

(g) Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Company Lock-Up Period (as defined below).

(h) Right of Participation. The Company confirms that US Tiger shall have the right to participate as an investment banker, joint book-runner and/or joint placement agent, for every future public and private equity and/or debt offering, including all equity linked financings during such twelve (12) months period following the Closing Date, for the Company, or any successor to or any subsidiary of the Company on terms customary to US Tiger.

(i) Blue Sky Compliance. The Company will use its best efforts, with the Underwriters’ cooperation, if necessary, to qualify or register (or to obtain exemptions from qualifying or registering) the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will use its best efforts, with the Underwriters’ cooperation, if necessary, to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to (A) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (B) file any general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(j) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, but not limited to, Rule 158 under the Securities Act) covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(k) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, unless otherwise permitted by applicable laws and regulations, and file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act.

(l) Company Lock-Up Period; Lock-Up Agreement with Certain Security Holders of the Company.

(i) The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of one hundred eighty (180) days after the date of the Final Prospectus (the “Company Lock-Up Period”), (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (B) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, the Ordinary Shares or any such substantially similar securities of the Company.

(ii) The restrictions contained in Section 3(l)(i) hereof shall not apply to the offer and sale of the Shares hereunder and are subject to certain exceptions set forth in the Lock-up Agreement.

(iii) On or prior to the date hereof and notwithstanding any other provision to the contrary, the Company shall have furnished to the Representative an agreement substantially in the form of Exhibit A (the “Lock-Up Agreement”) hereto from each of the Company’s executive officers, directors, and security holders of 5% or more of the Ordinary Shares listed on Schedule III hereto, which provides that each of the individuals and entities listed on Schedule III agree not to, subject to certain exceptions provided therein in the Lock-Up Agreement, offer, sell, contract to sell, pledge, grant any option or contract to purchase, make any short sale, lend or otherwise dispose of, except in this Offering, the Shares or certain other securities, for a period of one hundred eighty (180) days after the Date of Final Prospectus (the “Insider Lock-Up Period”).

(iv) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in any Lock-Up Agreement for an officer or director of the Company or security holders of 5% or more of the Ordinary Shares and provides the Company with notice of the impending release or waiver in the form of Exhibit B hereto at least three (3) Business Days before the effective date of the release or waiver, then the Company agrees to announce the impending release or waiver by a press release in the form of Exhibit C hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

(m) No Stabilization or Manipulation. None of the Company, its Subsidiaries, other Affiliates or any person acting on behalf of any foregoing persons (other than the Underwriters, as to which no covenant is given) will take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company.

(n) Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an “investment company” (as defined in the Investment Company Act) under the Investment Company Act.

(o) Transactions Affecting Disclosure to FINRA.

(i) Finder’s Fees. The Company confirms that there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any directors, officers and 5% or greater shareholders of the Company with respect to the sale of the Shares or any other arrangements, agreements or understandings of the Company or any of its shareholders that may affect the Representative’s compensation, as determined by FINRA.

(ii) Payments Within 180 Days. The Company confirms that it has not made any direct or indirect payments (in cash, securities or otherwise) that are unreasonably higher than the prevailing market rate to: (A) any person, as a finder’s fee, consulting fee, investor relations’ fee, advisory fees or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) any FINRA member; or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period immediately preceding the original filing date of the Registration Statement, other than the payment to the Representative as provided herein in connection with the Offering.

(iii) FINRA Affiliation. There is no (A) officer or director of the Company, (B) the beneficial owner of 10% or more of any class of the Company’s securities or (C) the beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the original filing of the Registration Statement that, in each case, is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(iv) Information. All information provided by the Company in its FINRA Questionnaire to Representative’s counsel specifically for use by Representative’s counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(p) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and registrar for its Ordinary Shares.

(q) Reports. During the period when the Final Prospectus is required to be delivered under the Securities Act, the Company shall file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder. For the period of three years from the date of this Agreement, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports, financial statements, and definitive proxy statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system, and from time to time as the Representative may reasonably request, such other information concerning the Company; provided that the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(r) The Company agrees to instruct its transfer agent and registrar not to give effect to any share transfers directly or indirectly by any shareholder during the Company Lock-up Period and the Insider Lock-up Period, unless with the prior written consent of the Representative on behalf of the Underwriters.

(s) The Company agrees to indemnify and hold harmless the Underwriters against any stamp, issuance, registration, transaction, transfer, or other similar taxes or duties, including any interest and penalties, on the creation, issuance and sale of the Shares to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale of the Shares by the Underwriters) under, this Agreement. All payments to be made hereunder by the Company shall be paid free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(t) Printer’s Service. The Company shall engage and maintain, at its expense, a financial printer acceptable to the Representative to handle the printing and related aspects of the Offering.

(u) Public Relations. The Company shall engage and maintain, at its expense, a financial public relations firm reasonably acceptable to the Representative, which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, for a period of six (6) months after the Closing Date.

(v) Public Accountants. The Company shall continue to retain, for a period of three (3) years after the Closing Date, a nationally recognized and PCAOB registered firm of independent certified public accountants acceptable to the Representative and the Company, which will have responsibility for the preparation of the financial statements and the financial exhibits to be included in any subsequent registration statements.

(w) Local Regulations Compliance. The Company and its Subsidiaries shall use their best efforts to cure, as promptly as practicable, any instances of non-compliance with applicable local laws and regulations as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The Company shall, and shall cause its Subsidiaries to, take all necessary actions to comply with any existing or newly enacted local laws, regulations, or requirements, including obtaining required approvals and completing necessary filings with the relevant authorities.

4. Consideration; Expenses.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Representative on behalf of the Underwriters of the following compensation with respect to the Shares that they are offering:

(i) a cash fee equal to seven percent (7%) of the gross proceeds raised in the Offering;

(ii) a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company in the Offering;

(iii) an accountable expense allowance of up to $200,000, $50,000 of which has already been paid to the Representative as an advance against accountable expenses (the “Advance”) as of the date of the and the engagement letter dated February 11, 2025 between the Company and US Tiger (the “Engagement Letter”), $70,000 to be paid upon the filing of the Registration Statement, and the remaining $80,000 to be paid upon the effectiveness of the Registration Statement. Any unused portion of the Advance shall be returned to the Company in accordance with FINRA Rule 5110(g)(4)(A).

(b) Company Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) all expenses incident to the authorization, issuance, sale, preparation, transfer and delivery of the Shares (including all printing and engraving costs), (ii) all costs and expenses, including any issue, transfer, stamp and other taxes in connection with the authorization, issuance, sale, preparation, transfer and delivery of the Shares to the Underwriters, (iii) all fees, disbursements and expenses of the Company’s counsel (including local, overseas and special counsel), independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing or reproduction, and filing with the Commission of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, including, in each case, financial statements, schedules, exhibits, consents, amendments and supplements thereto, (v) all costs and expenses incurred in connection with the preparation, filing, shipping and distribution (including postage, air freight charges and charges for packaging) of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, including, in each case, financial statements, schedules, exhibits, consents, amendments and supplements thereto, as may, in each case, be reasonably requested by the Underwriters or dealers for use in connection with the offer and sale of the Shares, (vi) all fees and expenses incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Shares for offer and sale under the securities laws of the several states of the United States or other jurisdictions as the Representative may request and the preparation, printing, producing and distribution of a Blue Sky or legal investment memorandum, including but not limited to, filing fees, fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (vii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (viii) all costs and expenses and application fees related to the registration of the shares of the Company under the Exchange Act and the listing of the shares of the Company, including the Shares, on NYSE American, (ix) all costs and expenses incurred by the Company in connection with any Road Show presentation to potential investors, including, without limitation, expenses associated with the preparation or dissemination of any electronic Road Show, expenses associated with the production of Road Show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the Road Show presentations, and travel, meals and lodging expenses of any such consultants and the Company’s representative, and the cost of any aircraft chartered in connection with the Road Show, (x) the costs and charges of the transfer agent and the registrar for the share of the Company, (xi) all application fees, and fees, disbursements and expenses of counsel for the Underwriters incurred in connection with any filing with, and clearance of the Offering by FINRA; (xii) the cost of printing certificates representing the Shares, the document production charges and expenses associated with printing this Agreement, and (xiii) all other expenses incident to the performance by the Company of its other obligations under this Agreement; provided, however, to the extent such expenses constitute reimbursement by the Company to the Representative, the aggregate of such amount shall not exceed $200,000. Notwithstanding anything to the contrary, such expense limit shall in no way limit or impair the indemnification and contribution provisions of this Agreement.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase the Firm Shares as provided herein on the Closing Date or the Option Shares as provided herein on any Additional Closing Date, as the case may be, shall be subject to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Registration Compliance; No Stop Order.

(i) The Registration Statement and any post-effective amendment thereto shall have become effective, no stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement or any post-effective amendment thereto shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission.

(ii) The Company shall have filed the Final Prospectus, any post-effective amendment and each Issuer Free Writing Prospectus with the Commission in accordance with and within the time periods prescribed by Section 3(a) hereof.

(iii) The Company shall have (A) disclosed to the Representative all requests by the Commission for additional information relating to the offer and sale of the Shares and (B) complied with such requests to the satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(c) Accountant’s Comfort Letter and Bringdown Comfort Letter; CFO Certificate. On the date of this Agreement, Assentsure PAC, the independent public accountant of the Company, shall have furnished to the Representative, a letter dated as of the date of this Agreement and addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

On the Closing Date or any Additional Closing Date, the Representative shall have received from the Accountant, a letter dated as of such date, in form and substance satisfactory to the Representative, to the effect that such Accountant reaffirms the statements made in the comfort furnished by them, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) Business Days prior to the Closing Date and/or any Additional Closing Date, respectively.

On the date hereof, the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate of the Company’s chief financial officer, dated as of the respective dates of their delivery and signed by the chief financial officer and addressed to the Underwriters, with respect to certain operating and financial data contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Representative (attached as Exhibit D hereto).

(d) FINRA Clearance. On or before the Closing Date, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(e) No Material Adverse Change. No event or condition of a type described in Section 1(l) hereof shall have occurred or shall exist, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the Offering, sale or delivery of the Shares prior to or on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus.

(f) Opinion and Negative Assurance Letter of U.S. Counsel to the Company. The Crone Law Group, P.C., the U.S. counsel to the Company, shall have furnished to the Underwriters its (i) written opinion, addressed to the Underwriters and dated as of the Closing Date or any Additional Closing Date, as the case may be, and (ii) negative assurance letter, addressed to the Underwriters and dated as of the Closing Date or any Additional Closing Date, as the case may be, in each case, in form and substance satisfactory to the Underwriters.

(g) Opinion of Cayman Islands Counsel to the Company. Harney Westwood & Riegels Singapore LLP, the Cayman Islands counsel to the Company, shall have furnished to the Underwriters its written opinion, addressed to the Underwriters and dated as of the Closing Date or any Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(h) Opinion of Singapore Counsel to the Company. Opal Lawyers LLC, the Singapore counsel to the Company, shall have furnished to the Underwriters its written opinion, addressed to the Company and dated as of the Closing Date or any Additional Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance satisfactory to the Representative (together with a consent letter, in form and substance satisfactory to the Underwriters, permitting the Company to provide a copy of such opinion to the Underwriters).

(i) [Reserved]

(j) Opinion and Negative Assurance Letter of Counsel to the Underwriters. Winston & Strawn LLP, U.S. counsel to the Underwriters, shall have furnished to the Underwriters its (i) written opinion, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, and (ii) its negative assurance letter, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, and the Company shall have furnished to such counsel such documents and information as such counsel may reasonably request to enable them to pass on such matters.

(k) Secretary’s Certificate. The Representative shall have received a certificate of the Company signed by the chairman of the Board the board of directors of the Company (as Exhibit E hereto), dated such Closing Date, or any Additional Closing Date, certifying: (i) that the Company’s memorandum and articles of association, as amended and restated, attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s board of directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; (iii) the good standing certificates of the Company and each of the Company’s Subsidiaries; and (iv) as to the incumbency of the officers of the Company who have signed the certificates set forth in Section 5(l). The documents referred to in such certificate shall be attached to such certificate.

(l) Officer’s Certificate. The Representative shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate (as Exhibit F hereto), dated as of such date, signed by a duly authorized executive officer of the Company who has specific knowledge of the Company’s operating and financial matters and in form and substance satisfactory to the Representative, in each case (i) the conditions set forth in subsection (a) of this Section 5 have been satisfied, (ii) the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus that are not so included, (vii) subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business, and (viii) any other conditions deemed necessary for the closing of the Offering by the Underwriters’ counsel have been satisfied.

(m) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign Governmental Entity that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Shares. There shall not have been any adverse legislative or regulatory developments in Singapore, Cayman Islands or the United States following the signing of this Agreement, which in the Representative’s sole judgment in good faith after consultation with the Company, would make it inadvisable or impractical to proceed with the public offering or the delivery of the Shares at the Closing Date or any Additional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(n) Good Standing. The Representative shall have received on and as of the Closing Date and any Additional Closing Date, as the case may be, satisfactory evidence of the good standing (or the applicable equivalent thereof in Cayman Islands) of the Company and each of the Company’s Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case, in writing from the appropriate governmental authorities of such jurisdictions or, for any such jurisdiction in which evidence of good standing may not be obtained from appropriate governmental authorities, in the form of an opinion of counsel licensed in the applicable jurisdiction.

(o) Lock-Up Agreements. The Lock-Up Agreements, in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule III relating to sales and certain other dispositions of the Shares or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(p) Exchange Listing. On the Closing Date or any Additional Closing Date, as the case may be, the Shares shall have been approved for listing on NYSE American, subject to only official notice of issuance.

(q) Final Prospectus. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., Eastern Time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(r) Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Representative shall have received such information, opinions, certificates and other additional documents from the Company as they may reasonably require for the purpose of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the issuance and sale of the Shares as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the covenants, closing conditions or other obligations, contained in this Agreement.

All opinions, letters, certificates and other documents delivered pursuant to this Agreement will be deemed to be in compliance with the provisions hereof only if they are satisfactory in form and substance to counsel for the Underwriters.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement and all obligations of the Underwriters hereunder may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date or any Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that the Company shall continue to be liable for the payment of expenses under Section 4 and Section 9 hereof and except that the provisions of Section 6 and Section 7 hereof shall at all times be effective and shall survive any such termination.

6. Indemnification.

(a) Indemnification. The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of any of the foregoing (each an “Underwriter Indemnified Party,” collectively the “Underwriter Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any and all legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Pricing Disclosure Package or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any Road Show, or the Final Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or (ii) any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and reimburse each such Underwriter Indemnified Party for any legal or other out-of-pocket expenses incurred by such person in connection with any suit, action or proceeding or any claim asserted, whether or not such foregoing person is a party to any action or proceeding. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have; provided that the indemnity provided in this Section 6(a) shall not relate to any liability or claim based on the Underwriter Information.

(b) Indemnification of the Company by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each officer who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any and all legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to the same extent as the indemnity set forth in Section 6(a) hereof; provided, however, that each Underwriter shall be liable only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement (or any amendment or supplement thereto), any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Road Show in reliance upon, and in conformity with, the Underwriter Information relating to such Underwriter; it being understood and agreed that the only information furnished by the Underwriters to the Company in connection with the Offering are the Underwriter Information.

(c) Notifications and Other Indemnification Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to this Section 6, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall notify the Indemnifying Person thereof, the Indemnifying Person shall retain counsel satisfactory to the Indemnified Person (which counsel shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay all the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Person has failed within a reasonable time to assume the defense or retain counsel satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them; or (v) the Indemnified Person has incurred such fees and expenses of the counsel retained by it in connection with any regulatory investigation or inquiry. Any firm for (i) any Underwriter Indemnified Party shall be designated in writing by the Representative; and (ii) the Company, its directors, its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company. For the avoidance of doubt, the Indemnifying Person shall be liable for all the fees and expenses of one firm (in addition to local counsel, if any) representing all Indemnified Persons designated as provided in the preceding sentence, except as prohibited by applicable laws.

(d) Settlements. The Indemnifying Person under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, which consent may not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for any fees and expenses of counsel as contemplated by this Section 6, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person 30 days’ prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, which consent may not be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (iv) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from and against all liability on claims that are the subject matter of such action, suit or proceeding and (v) does not include any statements as to or any admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

7. Contribution. To the extent the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Final Prospectus bear to the aggregate initial offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6 hereof, any and all legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7 hereof for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the Shares distributed by it exceeds the amount of any damages that such Underwriter has otherwise paid or been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule I hereto.

For purposes of this Section 7, each Affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director, and each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

The remedies provided for in Section 6 and Section 7 hereof are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

The indemnity and contribution provisions contained in this Section 7 and Section 3(s) and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (A) any Underwriter, its directors, officers, employees, any person controlling any Underwriter or any affiliate of any Underwriter, or (B) the Company, its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Shares.

8. Termination. Prior to the delivery of and payment for the Shares on the Closing Date or any Additional Closing Date, as the case may be, this Agreement may be terminated solely at the Underwriters’ discretion by written notice given to the Company if after the execution and delivery of this Agreement: (i) trading or quotation of any securities issued by the Company shall have been suspended or materially limited on any securities exchange, quotation system or in any over-the-counter market; (ii) trading generally on any of the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market or other relevant exchanges or the over-the-counter market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other government authority; (iii) a general banking moratorium on commercial banking activities shall have been declared by federal, New York state, or Cayman Islands authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States, (v) there shall have occurred any outbreak or escalation of hostilities, or any change in the financial markets, currency exchange rates, or controls or any calamity or crisis or any change or development involving a prospective change in general economic, financial or political conditions that, as in the reasonable judgment of the Representative is material and adverse and which, singly or together with any other event specified in this clause (v) makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms described in the Pricing Disclosure Package or Final Prospectus to enforce contracts for the sale of the Shares; (vi) the Company or any of its Subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representative may interfere materially with the conduct of the business and operations of the Company and its Subsidiaries, considered as one entity, regardless of whether or not such loss shall have been insured; (vii) there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, any Material Adverse Change of the Company and the Subsidiaries considered as one entity, whether or not in the ordinary course of business; (viii) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Underwriters will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; and (ix) the Company shall be in material breach of any of its representations, warranties or covenants hereunder.

Any termination pursuant to this Section 8 shall be without liability on the part of: (i) the Company to the Underwriters, except that the Company shall continue to be liable for the payment of expenses under Section 4(a) hereof; (ii) any Underwriter to the Company; or (iii) any party hereto to any other party, except that the provisions of Section 6 and Section 7 hereof shall at all times be effective and shall survive any such termination.

9. Reimbursement of the Underwriters’ Expenses. The Company agrees to reimburse the Underwriters, regardless of any termination made pursuant to Section 8 hereof, for all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel to the Underwriters) actually incurred by the Underwriters in connection with this Agreement and the transactions contemplated hereby in accordance with Section 4(a) hereof, subject to the maximum amount set forth in Section 4(a) hereof.

10. Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, agreements, representations, warranties, covenants and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of their respective officers or directors or any controlling person, as the case may be, and shall survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

11. Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by facsimile (with confirmation of transmission) or email of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (iv) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to the Underwriters:	US Tiger Securities, Inc. 437 Madison Ave., 27th Floor New York, NY 10022 Attention: Equity Capital Market Department Email: ecm@ustigersecurities.com

with a copy to:	Winston & Strawn LLP 800 Capital Street, Suite 2400 Houston, TX 77002 Attention: Michael J. Blankenship Email: MBlankenship@winston.com

If to the Company:	SMJ International Holdings Inc. 31 Jurong Port Road #02-20 Jurong Logistics Hub, Singapore 619115 Attention: Ho Pei Yuen Rena Email: renaho@smjf.com.sg

with a copy to:	The Crone Law Group, P.C. 12121 Wilshire Blvd., Suite 810 Los Angeles, CA 90025 Attention: Charlotte Westfall Email: CWestfall@cronelawgroup.com

Any party hereto may change the address, email address, or facsimile number for receipt of communications by giving written notice to the others in accordance with this Section 11.

12. Parties at Interest; Successors.

(a) The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 6 and Section 7 hereof the controlling persons, partners, affiliates, directors, officers and employees referred to in such Sections and their respective successors, assignees, heirs, personal representative and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

(b) This Agreement shall be binding upon the Underwriters, the Company and their successors and assignees and any successor or assignee of any substantial portion of the Company’s and any of the Underwriters’ respective business and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and affiliates of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein. The term “successors,” as used herein, shall not include any purchaser of the Shares from any Underwriter merely by reason of such purchase.

13. Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, subsection, paragraph or provision hereof. If any Section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether sounding in contract, tort or statute, shall be governed by and construed in accordance with the internal laws of the State of New York (including its statute of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

16. Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, the offering of the Shares or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc. as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court in the City and County of New York, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any Related Proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

17. Waiver of Immunity. To the extent that the Company or any of its properties, assets or revenues is or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Shares, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consent to such relief and enforcement.

18. Judgment Currency. The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of each judgment or order, and (ii) the rate of exchange in The City of New York at which an Underwriter on the date of receipt of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter if such Underwriter had utilized such amount of Judgment Currency to purchase United States dollars within two (2) Business Days following such Underwriter’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are less than the sum originally due to such Underwriter, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

19. Waiver of Jury Trial. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Related Proceeding.

20. No Fiduciary Relationship. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its Affiliates, shareholders, members, partners, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Underwriters have no obligation to disclose any of such interests or transactions to the Company by virtue of any agency, fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice in any jurisdiction with respect to the offering contemplated hereby and the transactions contemplated under this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company waives and releases, to the fullest extent permitted by applicable law, any claims it may have against the Underwriters arising from breach of fiduciary duty or an alleged breach of fiduciary duty, and agrees that none of the Underwriters shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company in connection with the offering of the Shares or any matters leading up to the offering of the Shares.

21. Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22. Effectiveness; Defaulting Underwriters.

(a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto;

(b) If, on the Closing Date or any Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth (10%) of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that, in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 22 by an amount in excess of one-ninth (1/9) of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth (10%) of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within thirty six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Final Prospectus or in any other documents or arrangements may be effected. If, on an Additional Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth (10%) of the aggregate number of Option Shares to be purchased on such Additional Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Additional Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the transactions contemplated hereunder.

23. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offer, sale and purchase of the Shares, represents the entire agreement among the Company and the Underwriters with respect to the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, each Issuer Free Writing Prospectus and each road show, the purchase and sale of the Shares and the offering of the Shares, and the conduct of the transactions contemplated hereby.

24. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the parties hereto. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy power or privilege.

25. Section Headings. The headings of the Sections herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

26. Counterparts. This Agreement may be executed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SMJ International Holdings Inc.

By:	/s/ Ho Pei Yuen Rena
Name:	Ho Pei Yuen Rena
Title:	Chief Executive Officer

Confirmed and accepted as of the date first above written:

US Tiger Securities, Inc.

Acting on behalf of itself and as the Representative of the several Underwriters

By:	/s/ Jack Ye
Name:	Jack Ye
Title:	Managing Director

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE I

Underwriters

Underwriter	Number of Firm Shares to Be Purchased
US Tiger Securities, Inc.	2,500,000

Total:	2,500,000

SCHEDULE II

Pricing Disclosure Package

Number of Firm Shares: 2,500,000

Number of Option Shares: 375,000

Public Offering Price per Firm Share: $4.00

Public Offering Price per Option Share: $4.00

Underwriting Discount per Firm Share: $0.28

Underwriting Discount per Option Share: $0.28

SCHEDULE III

List of Lock-Up Parties

Name
Lui Oi Kheng
Ho Pei Yuen Rena
Ho Wan Jing Nellie
Lee Lay Choo

EXHIBIT A

Form of Lock-Up Agreement

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor

New York, NY 10022

As the representative of the several underwriters

Ladies and Gentlemen:

The undersigned understands that US Tiger Securities, Inc. (the “Representative”) propose to enter into an underwriting agreement dated December 3, 2025 (the “Underwriting Agreement”) with SMJ International Holdings Inc., a Cayman Islands exempted company (the “Company”), providing for the initial public offering by the several underwriters (the “Underwriters”) in the United States (the “Initial Public Offering”) of a certain number of Class A ordinary shares, with par value of $0.0002 per share, of the Company (the “Class A Ordinary Shares”). For purposes of this letter agreement, “Shares” shall mean Class A Ordinary Shares and the Class B ordinary shares, par value $0.0002 per share, of the Company (the “Class B Ordinary Shares”), collectively.

To induce the Underwriters to continue their efforts in connection with the Initial Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, he or she (with respect to the directors, officers and 5% or greater securityholders) during the period commencing on the date hereof and ending one hundred eighty (180) days after the date of the Final Prospectus (the “Lock-Up Period”), will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for or represent the right to receive Shares, whether now beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”); (2) enter into a transaction which would have the same effect, or any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Shares or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares; or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriters in connection with, as the case may be, (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Initial Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Lock-up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy upon the death of the directors, officers or 5% or greater securityholders or to an immediate family member or trust for the benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution or other not-for-profit organization; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) a sale or surrender to the Company of any share options or Shares of the Company underlying share options in order to pay the exercise price or taxes associated with the exercise of share options pursuant to the Company’s equity incentive plans which are outstanding as of the date of the Registration Statement, provided that such lock-up restrictions shall apply to any of the undersigned’s Shares issued upon such exercise; or (f) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriters a lock-up agreement in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act of shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any securities convertible into or exercisable or exchangeable for the Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement (for the avoidance of doubt, excluding any transaction or other action in connection with a Permitted Transfer) during the period from the date hereof to the expiration of the Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned agrees that (i) the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Initial Public Offering, (ii) at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriters will notify the Company of the impending release or waiver. Any release or waiver granted by the Underwriters hereunder to the Company or any of its officers or directors shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by a lock-up agreement in the form of this lock-up agreement and for the duration such terms of this agreement remain in effect at the time of the transfer.

The undersigned agrees that except as set forth in this lock-up agreement, there are no and will be no other agreement or arrangement, either verbal or in writing, with any other individuals or entities, including but not limited to shareholders, friends and family, and other third parties, to circumvent or has an effect of circumventing the obligations set forth in this lock-up agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period). Nothing in this Agreement shall be construed to prohibit or restrict the Company from filing a registration statement on Form S-8 covering ordinary shares issuable pursuant to an equity incentive plan in effect on the date of the Underwriting Agreement and described in the Final Prospectus.

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Underwriters, successors and assigns.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. The undersigned acknowledges that no assurances are given by the Company or the Underwriters that any Offering will be consummated.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned hereby submits to the exclusive jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York over any suit, action or proceeding arising out of or relating to this agreement (each, a “Related Proceeding”). The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which he or she or it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. Delivery of a signed copy of this lock-up agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Terms used herein but not defined shall have the same meaning assigned to them as in the Underwriting Agreement.

[SIGNATURE PAGE TO FOLLOW]

Very truly yours,

(Signature)

Address:

[SIGNATURE PAGE OF LOCK-UP AGREEMENT]

EXHIBIT B

Form of Lock-Up Waiver

[●]

[Name and Address of

The Company or Officer or Director

Requesting Waiver]

Dear [Name]:

This letter is being delivered to you in connection with the offering by SMJ International Holdings Inc. (the “Company”) of 2,500,000 Class A ordinary shares with par value of $0.0002 per share (the “Shares”) of the Company, and the lock-up agreement dated [date], 2025 (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver]/[release] dated [date], with respect to [number] Shares.

The undersigned hereby agrees to [waive]/[release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective [date]; provided, however, that such [waiver]/[release] is conditioned on the Company announcing the impending [waiver]/[release] by press release through a major news service at least two business days before effectiveness of such [waiver]/[release]. This letter will serve as notice to the Company of the impending [waiver]/[release].

Except as expressly [waived]/[released] hereby, the Lock-up Agreement shall remain in full force and effect.

US Tiger Securities, Inc.

By:
Name:	[●]
Title:	[●]

EXHIBIT C

Form of Lock-Up Waiver Press Release

[●]

SMJ International Holdings Inc. (the “Company”) announced today that US Tigers Securities, Inc. the lead book-running manager in the Company’s recent public sale of 2,500,000 Class A ordinary shares with $0.0002 par value (the “Shares”), are [waiving]/[releasing] a lock-up restriction with respect to [number] Shares held by the [Company/certain officers/directors of the Company]. The [waiver]/[release] will take effect on [date], and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT D

CFO Certificate

EXHIBIT E

Chairman’s Certificate

EXHIBIT F

Officer’s Certificate